UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 13, 2016 Seale and Beers, CPAs , the independent registered public accounting firm for Bio Matrix Scientific Group, Inc. , informed the Company that Beers was in the process of being acquired by AMC Auditing. On October 19, 2016 the Board of Directors of Bio Matrix Scientific Group, Inc. (the “Registrant” or the “Company”) approved of the dismissal of Seale and Beers, CPAs (“Beers”) as the Registrant’s independent registered public accounting firm.

Beers’ report of the Company’s financial statements for the fiscal years ended September 30, 2015 and September 30, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The audit reports prepared by Beers for the fiscal years ending September 30, 2015 and September 30, 2014 contained a paragraph with respect to the Company's ability to continue as a going concern.

During the Registrant's two most recent fiscal years and the subsequent interim periods thereto there were no disagreements with Beers, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Beers’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The Company provided Beers with a copy of this disclosure set forth under this Item 4.01 and has requested Beers to furnish a letter addressed to the Securities & Exchange Commission stating whether or not Beers agrees with the above statements.

A copy of this letter from Beers is attached hereto as Exhibit 16.1.

(b) On October 19, 2016, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of AMC Auditing as its independent auditor. On same date, October 19, 2016, the accounting firm of AMC Auditing was engaged as the Registrant's new independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Seale and Beers, CPAs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO MATRIX SCIENTIFIC GROUP, INC.

Dated: October 20, 2016	By: /s/ David Koos
David Koos
Chief Executive Officer

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